UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

June 2, 2017
Date of Report (Date of earliest event reported)

DELTA NATURAL GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-8788	61-0458329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3617 Lexington Road, Winchester, Kentucky		40391
(Address of principal executive offices)		(Zip Code)

859-744-6171
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders was held on June 1, 2017. At that meeting, of the 7,133,022 shares outstanding and entitled to vote, there were 4,888,968 shares of common stock, or 68.5%, present in person or by proxy, which constituted a quorum. The matters voted upon and the results of the vote are set forth below.

Proposal One: Approval of the Agreement and Plan of Merger

Shareholders approved the Agreement and Plan of Merger, dated February 20, 2017, with PNG Companies LLC, and Drake Merger Sub Inc., a direct, wholly-owned subsidiary of PNG Companies LLC, and the plan of merger set forth therein.

Voted For	Voted Against	Abstain

4,732,132	114,361	42,475

Proposal Two: Non-Binding Advisory Vote to Approve Compensation Payable to the Executive Officers in Connection with the Merger

Shareholders approved the compensation that may be paid or may become payable to our executive officers in connection with, or following, the consummation of the merger.

Voted For	Voted Against	Abstain

3,201,602	1,616,994	70,372

Proposal Three: Approval of the Adjournment of the Special Meeting, if necessary

Shareholders approved the adjournment of the special meeting, if necessary.

Voted For	Voted Against	Abstain

4,486,772	348,501	53,695

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA NATURAL GAS COMPANY, INC.

Date: June 2, 2017	By:	/s/John B. Brown
John B. Brown
Chief Operating Officer, Treasurer and Secretary